Exhibit 10.1

                       ACQUISITION AND FINANCING AGREEMENT

This Acquisition and Financing Agreement (the "Agreement"), dated November 7, 2003 is by and between PayCard Solutions, Inc., a Nevada Corporation. ("PayCard") having its principal address at 500 North Rainbow Blvd, Suite 300A, Las Vegas, Nevada 89107 and C.E.C. Industries, Corp. ("CECC") having its principal address at 136 Arbor Way, Henderson, NV 89074, (collectively the"Parties").

WHEREAS CECC is a Nevada corporation whose shares are currently quoted in the over the counter market and;

WHEREAS PayCard is a Nevada corporation that is in the business of providing payroll debit cards to employers and individuals and;

WHEREAS CECC desires to acquire businesses in this field and can offer financing opportunities and;

WHEREAS PayCard desires additional capital to expand its business and wishes to become part of CECC;

THEREFORE the Parties agree as follows:

         1. Acquisition. CECC shall establish a wholly owned subsidiary. PayCard Unlimited, Inc (the "Subsidiary"). The Subsidiary shall be capitalized with 1,000 shares of common stock. At the closing of the transaction herein described, the Subsidiary shall acquire all of PayCard's assets, liabilities and contracts, subject to the terms and conditions herein. Upon the closing of the acquisition as herein described, PayCard will receive the following:

                           (a) 200 shares of the common stock of the Subsidiary or 20% of the shares of the common stock of the Subsidiary, which is ever is greater, all of which shall be non-dilutable. (Issued to the shareholders of PayCard)

                           (b) CECC shall issue to the shareholders of PayCard $300,000 of the restricted common shares of CECC, all of which shall be non-dilutable. For purpose of this Agreement, the Parties agree that CECC common stock shall have a stated value of $.10 per share. CECC shall cause a SB-2 registration request to be filed with respect to said common stock.

                           (c) CECC agrees that if the price of CECC's common stock is not sufficient to generate a value of at least $250,000 at the earlier of 24 months or upon liquidation, CECC shall issue additional shares to PayCard such that this value is at least equal to $250,000.


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                           (d) Upon the twelve month  anniversary of the Closing
                           of the transaction described herein, PayCard shall exchange, subject to PayCard meeting its performance goals and valuation measure(s) to be mutually agreed to by the Parties and attached hereto as exhibit `A', the 200 shares of common stock of the Subsidiary for common shares of CECC in an amount to be calculated pursuant to the formula given on Exhibit `A'.

      2.    Financing.  CECC  shall  lend,  or cause to be  loaned  to  PayCard,
            $250,000 (the "Loan"), subject to a mutually agreed upon disbursement and use of proceed schedule attached hereto as Exhibit 'B'. PayCard hereby acknowledges receipt of $50,000 received to date and has a rate of 8% interest. The Loan shall be payable interest only, on a monthly basis with principal due in full at maturity. The loan shall carry a one year extension, provided that PayCard's revenues meet or exceed 50% of those projected on Schedule `A', for the 12 month period beginning with the first disbursement under the Loan. The Loan shall be secured by the Company's assets and subsequent to the closing of the transaction contemplated by this Agreement, PayCard's 200 shares of Common Stock in the Subsidiary. These assets shall include but not limited to cash, accounts receivables, assignment of contracts, property, plant and equipment. The Loan and Security Agreement shall be attached hereto as Exhibit 'C'.

      3.    Management and Independent Contractor Agreements:.

            Employment Agreements. Certain officers and independent contractors have entered into Management Agreements with PayCard, which agreements shall be ratified by Subsidiary and are attached hereto as Exhibit `D'. The names of the officers and independent contractors with Management Agreements are:

                           Jill Stein
                           Mele Gabales
                           Michael Anderson
                           Gloria Hall

            Independent Contractor Agreement. PayCard has existing override/royalty agreements with certain independent contractors in the form of persons and entities who are listed in the attached Exhibit E to this Agreement. The royalty rates and/or payments owed are set forth therein. In addition thereto, PayCard has disclosed that it has a override/royalty agreement with TSO Corporation which is also attached hereto as Exhibit F. PayCard represents that it has no other agreements for royalties and/or overrides other than those disclosed herein. Subsidiary agrees to ratify the existing Independent Contractor Agreements; and, to the extent necessary and/or desirable, will negotiate with such independent contractors for stock options and other compensation to retire said obligations.

      4. Due Diligence: The Parties agree to supply each other with all the documentation that either party will need to complete its due diligence in anticipation of a closing including but not limited to financial statements, statements of condition, disclosure of ownership and full disclosure of any legal or other matters which might materially effect the merger. PayCard has been provided with a copy of CECC's due diligence checklist.


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      5.    Disclosure:  During the period prior to closing,  except as required by SEC rules of Fair Disclosure, the parties agree to keep specific details of this letter of intent confidential except to the parties hereto and authorized representatives including not limited to attorney's, accountants, and consultants.

      6. Assignment: No party may assign this letter of intent without the prior written approval of all parties hereto.

      7. Termination: This letter of intent may be terminated by: (a) mutual written consent of the parties hereto, providing however that any principal and interest balance of the Loan as referenced above in
            Item 2, shall become due and payable within thirty days of the date of termination if terminated by PayCard, or by either party if a closing has not occurred on or before the Closing Date as defined herein.

      8. Closing Date: Provided the Parties are satisfied with each other's due diligence, the Parties shall executed definitive documents and the closing date shall be on or before November 30, 2003.

      9.    Miscellaneous Provisions:

            Construction/Arbitration: This Agreement shall be construed and enforced under the laws of the State of Nevada, Clark County. Any controversy arising out of or relating to the performance or interpretation of this Agreement shall be subject to arbitration, under the laws of the State of Nevada and in Las Vegas, Nevada. Notwithstanding the preceding paragraph, the designation of venue and choice of law is for the sole convenience of the parties hereto, and any such party may be represented during said arbitration by their corporate counsel or other such counsel of their choosing, regardless of whether they are a member of the State Bar of Nevada. Arbitration shall be conducted by a retired Nevada District Court Judge with experience in trying issues and disputes of similar kind to the dispute at issue herein, who may award any remedy that is just and equitable in his/her opinion and such judgement may be entered in a court of competent jurisdiction on any award rendered hereunder. If the parties cannot mutually agree on an arbitrator, then any court of competent jurisdiction, shall on upon application appoint an arbitrator consistent with qualifications required in this paragraph. Evidence presented at the arbitration shall be admitted or excluded in accordance with the NEVADA EVIDENCE CODE. If any party refuses or neglects to appear at or to participate in arbitration proceedings after reasonable notice, the arbitrator is empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator will award to the prevailing party or parties such sums as are proper to compensate for the time, expense and trouble of arbitration, including arbitrations fees plus attorney fees, which attorney's fee award shall not exceed ten percent (10%) of the arbitration award. The arbitrator will retain the jurisdiction of a controversy even if a party or parties to dispute will not or cannot be joined in the arbitration proceedings.


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            B. Entire Agreement.  This Agreement  supersedes and cancels any and all other contracts referring to the subject matter herein. No modifications, alteration or waiver of this Agreement shall be effective unless in writing, executed by the parties hereto.

            C. Assign ability. This Agreement shall inure to the benefit of the parties, their successors and assigns.

            D. Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the Parties hereto.

            E. Captions: Captions of the various contained in this Agreement are intended to be used solely for convenience of the Parties and are not intended, nor are they deemed to modify, or explain or to be used as an aid in the construction of any of the provisions of this Agreement.

         AGREED AND ACKNOWLEDGED this 7th day of November 2003.

         CEC INDUSTRIES, CORP.


         /s/ Brian Dvorak
         ---------------------------
         Brian Dvorak, President/CEO

         PAYCARD SOLUTIONS, INC.


         /s/ Jill Stein, President
         ---------------------------
         Jill Stein, President/CEO




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                                    Exhibit A

1. The valuation shall be by mutual agreement. In the event the parties cannot mutually agree, the party shall mutually agree on an arbitrator/mediator. In the event the parties cannot agree on such arbitrator, each party shall be entitled to pick one arbitrator, both of whom shall pick a third arbitrator. The arbitrator and/or arbitrators shall make the final determination of the value of the company for purposed of valuing the Subsidiary/PayCard Solutions.

2. The Subsidiary/PayCard Solutions shall be valuated on a formula to be determined and agreed upon by both parties.





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                                    EXHIBIT B
                                  Disbursements

The disbursement schedule for the balance of the loan to PayCard Solutions, Inc. is as follows:

         $25,000 upon closing
         $25,000 on or before November 30, 2003

Between $12,500 and $25,000 by December 12, 2003
Between $12,500 and $25,000 by December 26, 2003
Between $12,500 and $25,000 by January 9, 2004
Between $12,500 and $25,000 by January 23, 2004
Between $12,500 and $25,000 by February 6, 2004
Between $12,500 and $25,000 by March 13, 2004

Any remaining balance due to be paid within 30 days of last payment on schedule.